UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2011

SEMPRA ENERGY

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA    92101

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (619) 696-2034

None.

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 22, 2011, Sempra Energy (the “Company”) closed the public offering and sale of $500,000,000 aggregate principal amount of its 2.00% Notes due 2014 (the “Fixed Rate Notes”) and $300,000,000 aggregate principal amount of its Floating Rate Notes due 2014 (the “Floating Rate Notes,” and, together with the Fixed Rate Notes, the “Notes”). Proceeds to the Company (after deducting underwriting discounts but before other expenses estimated at approximately $250,000) for the Fixed Rate Notes and the Floating Rate Notes were 99.476% and 99.600%, respectively, of principal amount. The sale of the Notes was registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-153425). The Fixed Rate Notes will mature on March 15, 2014 and the Floating Rate Notes will mature on March 15, 2014. Interest on the Fixed Rate Notes accrues from March 22, 2011 and is payable on March 15 and September 15 of each year, beginning on September 15, 2011. Interest on the Floating Rate Notes accrues from March 22, 2011 and is payable on March 15, June 15, September 15 and December 15 of each year, beginning on June 15, 2011. The Fixed Rate Notes will be redeemable prior to maturity, at the Company’s option, at the redemption prices and under the circumstances described in the form of Fixed Rate Note, which form is attached hereto in Exhibit 4.1. The Floating Rates Notes will not be subject to redemption at the option of the Company. Further information regarding the sale of the Notes is contained in the underwriting agreement, dated March 17, 2011, which is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 17, 2011, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 2.00% Note due 2014 and the form of Floating Rate Note due 2014.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY

Date:	March 22, 2011

By:	/s/ Richard A. Vaccari
Name: Richard A. Vaccari
Title: Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 17, 2011, between Sempra Energy and the several underwriters named therein.

4.1	Officers’ Certificate of the Company, including the form of 2.00% Note due 2014 and the form of Floating Rate Note due 2014.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).